         UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549

                            FORM SB-2/A
                          Amendment No. 4

      REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    WHISTLER INVESTMENTS, INC.
         (Name of small business issuer in its charter)

NEVADA                                           88 - 0490890
--------------------------                       ---------------------
(State or jurisdiction of                       (I.R.S. Employer
incorporation or organization)                  Identification No.)

     4340 East Washington Avenue, Suite 107, Las Vegas, Nevada 89110;
     ---------------------------------------------------------------
                      Telephone (702) 212-9900
                      ------------------------
     (Address and telephone number of principal executive offices)

     4340 East Washington Avenue, Suite 107, Las Vegas, Nevada 89110;
     ---------------------------------------------------------------
                       Telephone (702) 212-9900
                       ------------------------
     (Address of principal place of business or intended principal place of business)

     Val-U-Corp Services, Inc., 1802 N. Carson Street, Suite 212, Carson
     -------------------------------------------------------------------
              City, Nevada 89701, Telephone (800) 555-9141
              --------------------------------------------
       (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same
offering.                                                          |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                      |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                      |__|

If delivery of the prospectus is expected to be made pursuant to Rule
434, check the following box.                                      |__|

                 CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------
TITLE OF EACH                 PROPOSED    PROPOSED
CLASS OF                      MAXIMUM     MAXIMUM
SECURITIES                    OFFERING    AGGREGATE     AMOUNT OF
TO BE 	  AMOUNT TO BE    PRICE PER   OFFERING      REGISTRATION
REGISTERED    REGISTERED      UNIT (1)    PRICE (2)     FEE
---------------------------------------------------------------------
Common Stock  4,650,000 shares $0.05      $232,500      $58.13
----------------------------------------------------------------------
(1) Based on the last sales price of $0.05 on January 30, 2001.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                  COPIES OF COMMUNICATIONS TO:
                     Michael A. Cane, Esq.
                2300 W. Sahara Blvd., Suite 500
                      Las Vegas, NV 89102
                        (702) 312-6255

                           PROSPECTUS


                   WHISTLER INVESTMENTS, INC.
                       4,650,000 SHARES
                         COMMON STOCK
                       ----------------


The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.



                       ----------------

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk
Factors" on pages 5 - 9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                       ----------------



        The Date Of This Prospectus Is: November 21, 2001

                      Table Of Contents

                                                                      PAGE

Summary ..............................................................   5
Risk Factors .........................................................   5
   If we do not obtain additional financing, our business will fail .. 5 Because we have only recently commenced business operations,
     we face a high risk of business failure .........................   6
   Because management has only limited experience in mineral
     exploration, the business has a higher risk of failure ..........   6
   Because of the speculative nature of exploration of mining properties, there is substantial risk that no commercially exploitable minerals will be found and our business will fail ... 6
   Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we
     conduct our business ............................................   7
   If we discover commercial reserves of precious metals on our mineral property, we cannot assure investors that we will be able to successfully place the mineral claims into commercial
     production ......................................................   7
   If we do not obtain clear title to our mineral claim, our
     business may fail ...............................................   7
   If the Canadian government sells its title to the Queen property,
     we may lose our entire mineral claim ............................   7
   Because market factors in the mining business are largely out of our control, we may not be able to market any ore that may
     be found ........................................................   8
   If we become accountable to burdensome government regulation or other legal uncertainties, our business will be negatively
     affected ........................................................   8
   Because Dewey Jones, our president and a director, owns
     approximately 45% of our outstanding common stock, he will control and make corporate decisions that may be disadvantageous
     to other minority shareholders ..................................   8
   If a market for our common stock does not develop, shareholders
     may be unable to sell their shares ..............................   8
   If a market for our common stock develops, our stock price
     may be volatile .................................................   9

Use of Proceeds ......................................................   9
Determination of Offering Price ......................................   9

Dilution .............................................................   9
Selling Shareholders .................................................   9
Plan of Distribution .................................................  17
Legal Proceedings ....................................................  19
Directors, Executive Officers, Promoters and Control Persons .........  19
Security Ownership of Certain Beneficial Owners and Management .......  21
Description of Securities ............................................  21
Interests of Named Experts and Counsel ...............................  23
Disclosure of Commission Position of Indemnification for
  Securities Act Liabilities .........................................  23
Organization Within Last Five Years ..................................  24
Description of Business ..............................................  24
Plan of Operations ...................................................  34
Description of Property ..............................................  38
Certain Relationships and Related Transactions .......................  39
Market for Common Equity and Related Stockholder Matters .............  39
Executive Compensation ...............................................  41
Index to Financial Statements ........................................  42
Changes in and Disagreements with Accountants Disclosure .............  43
Available Information ................................................  43

                             Summary

Prospective investors are urged to read this prospectus in its entirety.

We are in the business of mineral exploration. We have acquired a 100% interest except for a 2% net smelter return royalty in a mineral claim located 20 kilometres west-northwest of Port Alice on Vancouver Island, British Columbia, Canada, referred to as the Queen property by us. Our objective is to conduct mineral exploration activities on the mineral claim to assess whether it possesses commercially exploitable reserves of minerals. Our plan is to carry out an exploration program on the mineral claim to make an assessment of the commercial potential of these mineral claims.

No commercially exploitable reserves have been found on the Queen property and we cannot assure investors that any such reserves will be found.

We were incorporated on April 12, 2000 under the laws of the State of Nevada. Our principal offices are located at 4340 E.
Washington Avenue, Suite 107, Las Vegas, Nevada, 89110. Our telephone number is (702) 212-9900. Our fiscal year-end is January 31.

The Offering

Securities Being Offered     Up to 4,650,000 shares of common stock.

Offering Price               We will not determine the offering
                             price. The offering price will be determined by market factors and the independent decisions of the selling shareholders.

Terms of the Offering        The selling shareholders will
                             determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering  The offering will conclude when all of the 4,650,000 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of the shares.

Securities Issued
And to be Issued             There are 8,450,000 shares of our common
                             stock issued and outstanding as of the date
                             of this prospectus.   Existing shareholders
                             will sell all of the shares of our common stock to be sold under this prospectus.

Use of Proceeds              We will not receive any proceeds from
                             the sale of the common stock by the selling shareholders.



SUMMARY  FINANCIAL  INFORMATION


Balance Sheet Data          July 31, 2001
--------------------------  --------------
Cash                        $       69,870
Total Assets                $       77,553
Liabilities                 $        7,864
Total Stockholders' Equity  $       77,553

Statement  of  Loss  and  Deficit
---------------------------------


               From Incorporation        For Six        From Incorporation
               On April 12, 2000 to    Months Ended     On April 12, 2000 to
               January 31, 2001       July 31, 2001     July 31, 2001
               ----------------------  ---------------  ---------------------
Revenue        $                 241   $          761   $               1,002
Net Loss for
  the Period   $              (7,773)  $      (11,838)  $            (19,611)





                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus and any other filings we may make with the United States Securities and Exchange Commission in the future before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF  WE  DO  NOT  OBTAIN  ADDITIONAL  FINANCING,  OUR  BUSINESS  WILL  FAIL

Our current operating funds are less than necessary to complete the development and exploration of our mineral claim, and therefore we will need to obtain additional financing to complete our business plan. As of July 31, 2001, we had cash in the amount of $69,870. Our business plan calls for significant expenses in connection with the development and exploration of our mineral claim. We will require additional financing to complete these activities. In addition, we will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration and development is complete. We do not currently have any arrangements for financing and we cannot assure investors that we will be able to find such financing if required. Obtaining additional financing would depend on a number of factors, including market prices for any minerals found, investor acceptance of our property, and investor sentiment. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

We believe the only realistic source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. The only other alternative for the financing of further exploration would be the offering by us of an interest in our properties to be earned by another party or parties carrying out further exploration or development thereof, which is not presently contemplated.

BECAUSE WE HAVE ONLY RECENTLY COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE

We have not even begun the initial stages of exploration of our mineral claim, and thus have no way to evaluate the likelihood that we will be able to operate the business successfully. We were incorporated in April 2000 and to date have been involved primarily in organizational activities and the acquisition of the mineral claim. We have not earned any revenues as of the date of this prospectus, have never been profitable, and expect to incur operating losses for the foreseeable future. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. Before completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. These potential problems include, but are not limited to, unanticipated problems relating to exploration and development, additional costs and expenses that may exceed current estimates. We have no history upon which to base any assumption as to the likelihood that our business will prove successful, and we cannot assure investors that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE  MANAGEMENT  HAS  ONLY  LIMITED  EXPERIENCE  IN MINERAL EXPLORATION, THE
BUSINESS  HAS  A  HIGHER  RISK  OF  FAILURE

Our management, while experienced in business operations, has only limited experience in mineral exploration. As a result of this inexperience, there is a higher risk of our being unable to complete our business plan in the exploration and development of our mineral property. Because our management has no direct training or experience in this area, our management may not be fully aware of many of the specific requirements related to working within this industry. Our management's decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Our operations, earnings, and ultimate financial success could suffer irreparable harm due to management's lack of direct experience in this industry.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS SUBSTANTIAL RISK THAT NO COMMERCIALLY EXPLOITABLE MINERALS WILL BE FOUND AND OUR BUSINESS WILL FAIL

The search for valuable minerals as a business is extremely risky. We cannot assure investors that our mineral claim contains commercially exploitable reserves. Exploration for minerals is a speculative venture necessarily involving substantial risk. The expenditures to be made by us in the exploration of our mineral property may not result in the discovery of commercial quantities of ore. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and development and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS

The search for valuable minerals involves numerous hazards. As a result, we may become exposed to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON OUR MINERAL PROPERTY, WE CANNOT ASSURE INVESTORS THAT WE WILL BE ABLE TO SUCCESSFULLY PLACE THE MINERAL CLAIMS INTO COMMERCIAL PRODUCTION

Our mineral property does not contain any known bodies of ore. If our exploration programs are successful in establishing ore of commercial tonnage and grade, we will require additional funds to place the mineral claims into commercial production. In such an event, we may be unable to do so.

IF  WE  DO  NOT  OBTAIN  CLEAR TITLE TO OUR MINERAL CLAIM, OUR BUSINESS MAY FAIL

While we have obtained geological reports with respect to our mineral property, this should not be construed as a guarantee of title. The property may be vulnerable to prior unregistered agreements or transfers or native land claims, and title may be affected by undetected defects. Our mining property has not been surveyed and therefore, the precise locations and areas of the property may be in doubt.

IF THE CANADIAN GOVERNMENT SELLS ITS TITLE TO THE QUEEN PROPERTY, WE MAY LOSE OUR ENTIRE MINERAL CLAIM

The Canadian government owns the fee simple title to the Queen property which is the location for our mineral claims. If the Canadian government sells its fee simple title to the land comprising the Queen property, such title would still remain subject to our rights to explore the property for minerals. However, if a new owner of the property were to build on it, we may be unable to access the property and unable to conduct operations. If we are unable to access the property, we would be required to write-off our interest in the property and our business will fail. The remote location of the property makes commercial uses unlikely.

BECAUSE MARKET FACTORS IN THE MINING BUSINESS ARE LARGELY OUT OF OUR CONTROL, WE MAY NOT BE ABLE TO MARKET ANY ORE THAT MAY BE FOUND

The mining industry, in general, is intensively competitive and we cannot assure investors that even if commercial quantities of ore are discovered that a ready market will exist for the sale of any ore found. Numerous factors beyond our control may affect the marketability of any substances discovered. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in our not receiving an adequate return on invested capital.

IF WE BECOME ACCOUNTABLE TO BURDENSOME GOVERNMENT REGULATION OR OTHER LEGAL UNCERTAINTIES, OUR BUSINESS WILL BE NEGATIVELY AFFECTED

To date, there are several governmental regulations that have materially restricted the use, exploration, development and production of ore. In addition, the legal and regulatory environment that pertains to the exploration of ore is uncertain and may change. Uncertainty and new regulations could increase our costs of doing business and prevent us from exploring or developing ore deposits. The growth of demand for ore may also be significantly slowed. This could delay growth in potential demand for and limit our ability to generate revenues. In addition to new laws and regulations being adopted, existing laws may be applied to mining that have not as yet been applied. These new laws may increase our cost of doing business with the result that our financial condition and operating results may be harmed.

BECAUSE DEWEY JONES, OUR PRESIDENT AND A DIRECTOR, OWNS APPROXIMATELY 45% OF OUR OUTSTANDING COMMON STOCK, HE WILL CONTROL AND MAKE CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO OTHER MINORITY SHAREHOLDERS

Mr. Dewey Jones own approximately 45% of the outstanding shares of our common stock. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Jones may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES

There is currently no market for our common stock and we cannot assure investors that a market will develop. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

IF  A  MARKET  FOR  OUR  COMMON STOCK DEVELOPS, OUR STOCK PRICE MAY BE VOLATILE.

If a market for our common stock develops, we anticipate that the market price of our common stock will be susceptible to wide fluctuations in response to several factors, including:

(1)     actual  or  anticipated  variations  in  our  results  of  operations;
(2)     our  ability  or  inability  to  generate  new  revenues;
(3)     increased  competition;  and
(4)     conditions  and  trends  in  the  mining  industry.

Further, if our common stock is traded on the NASD over the counter bulletin board, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock.

Forward-Looking  Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.


                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                         DETERMINATION OF OFFERING PRICE

We will not determine the offering price of the common stock. The offering price will be determined by market factors and the independent decisions of the selling shareholders.

                                    DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                              SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 4,650,000 shares of common stock offered through this prospectus. The shares include the following:

1. 3,000,000 shares of our common stock that the selling shareholders acquired from us under section 4(2) of the Securities Act in an offering that was completed on September 5, 2000;

2. 500,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and completed on September 13, 2000; and

3. 1,150,000 shares of our common stock that the selling shareholders acquired from us under Rule 504 of Regulation D of the Act and completed on January 30, 2001.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.     the  number  of  shares  owned  by  each  before  this  offering;

2.     the  total  number  of  shares  that  are  to  be  offered  for  each;

3. the total number of shares that will be owned by each upon completion of the offering;

4.     the  percentage  owned  by  each;  and

5.     the identity of the beneficial holder of any entity that owns the shares.

                                 Total          Total
                                 Number Of      Shares        Percent
                                 Shares To      To Be Owned   Owned
                                 Be Offered     Upon          Upon
                  Shares Owned   For Selling    Completion    Completion
Name Of Selling   Prior To This  Shareholders   Of This       Of This
Stockholder       Offering       Account        Offering      Offering
--------------------------------------------------------------------------
Sultan Akber        50,000         50,000         Nil           Nil
438 East 1st St.
N. Vancouver, B.C.
V7L 1B7

Shairoz Alibhai    500,000        500,000         Nil           Nil
202 Schitmar
  Heath N.W
Calgary, Alberta
T2X 2V8

Alnoor Bhulji       50,000         50,000         Nil           Nil
6 - 3826 Brockton Cres.
N. Vancouver, B.C.
V7G 1R6

Zamila Bhulji       50,000         50,000         Nil           Nil
6 - 3826 Brockton Cres.
N. Vancouver, B.C.
V7G 1R6

Gayle M. Brady      50,000         50,000         Nil           Nil
3230 E. Flamingo Rd.
Las Vegas, Nevada
89121

Joan M. Britton     50,000         50,000         Nil           Nil
4574 Lone Mesa Dr.
Las Vegas, Nevada
89147

                                 Total          Total
                                 Number Of      Shares        Percent
                                 Shares To      To Be Owned   Owned
                                 Be Offered     Upon          Upon
                  Shares Owned   For Selling    Completion    Completion
Name Of Selling   Prior To This  Shareholders   Of This       Of This
Stockholder       Offering       Account        Offering      Offering
--------------------------------------------------------------------------
James P. Cena       50,000         50,000         Nil           Nil
801 S. Decatur
Las Vegas, Nevada
89117

Maria Lisa Clark    50,000         50,000         Nil           Nil
Suite #1141
3655 W. Tropicana
Las Vegas, Nevada
89117

Sherrie Coverdell   50,000         50,000         Nil           Nil
4532 Montebello Ave.
Las Vegas, Nevada
89110

Zahir Dhanani      500,000        500,000         Nil           Nil
136 East 1st St.
N. Vancouver, B.C.
V7L 1B7

Marsha Duxbury      50,000         50,000         Nil           Nil
242 Mt. Lorette Pl. SE
Calgary, Alberta
T2Z 2L9

Farhang Farhadi    500,000        500,000         Nil           Nil
2728 Messina Court
Las Vegas, Nevada
89117

Sadrudin
Gulamhussein        50,000         50,000         Nil           Nil
Suite 604
3600 Windcrest Dr.
N. Vancouver, B.C.
V7G 2S5

                                 Total          Total
                                 Number Of      Shares        Percent
                                 Shares To      To Be Owned   Owned
                                 Be Offered     Upon          Upon
                  Shares Owned   For Selling    Completion    Completion
Name Of Selling   Prior To This  Shareholders   Of This       Of This
Stockholder       Offering       Account        Offering      Offering
--------------------------------------------------------------------------
Richard Gumienny    50,000         50,000         Nil           Nil
242 Mt. Lorette Pl. SE
Calgary, Alberta
T2Z 2L9

Eric Horn           50,000         50,000         Nil           Nil
60 Quail Run Dr.
Las Vegas, Nevada
89119

Amin Hudda          50,000         50,000         Nil           Nil
Suite 1406
148 West 16th St.
N. Vancouver, B.C.
V7M 1T5

El Hudda            50,000         50,000         Nil           Nil
Suite 1406
148 West 16th St.
N. Vancouver, B.C.
V7M 1T5

Akber Jamal         50,000         50,000         Nil           Nil
438 East 1st St.
N. Vancouver, B.C.
V7L 1B7

Zahur Jamal         50,000         50,000         Nil           Nil
438 East 1st St.
N. Vancouver, B.C.
V7L 1B7

Teresa Jensen       50,000         50,000         Nil           Nil
245 Bismarck Way
Henderston, Nevada
89015

                                 Total          Total
                                 Number Of      Shares        Percent
                                 Shares To      To Be Owned   Owned
                                 Be Offered     Upon          Upon
                  Shares Owned   For Selling    Completion    Completion
Name Of Selling   Prior To This  Shareholders   Of This       Of This
Stockholder       Offering       Account        Offering      Offering
--------------------------------------------------------------------------
Shelina Jessa      500,000        500,000         Nil           Nil
Suite141
2319 56 St. N.E.
Calgary, Alberta
T1Y 2M2

Kimberly Johnson    50,000         50,000         Nil           Nil
1316 Georgia Dr.
Boulder City, Nevada
89005

Eldon A. Jones      50,000         50,000         Nil           Nil
4815 W. Russel Rd.
Suite 17Q
Las Vegas, Nevada
89118

Ida I. Jones        50,000         50,000         Nil           Nil
4815 W. Russel Rd.
Suite 17Q
Las Vegas, Nevada
89118

Irma C. Jones       50,000         50,000         Nil           Nil
7924 Asbert Way
Las Vegas, Nevada
89149

Jason A. Jones      50,000          50,000         Nil          Nil
4815 W. Russel Rd.
Suite 18R
Las Vegas, Nevada
89118

Dusrat Mangry       50,000          50,000         Nil          Nil
2201 S. Industrial Dr.
Las Vegas, Nevada
89102

                                 Total          Total
                                 Number Of      Shares        Percent
                                 Shares To      To Be Owned   Owned
                                 Be Offered     Upon          Upon
                  Shares Owned   For Selling    Completion    Completion
Name Of Selling   Prior To This  Shareholders   Of This       Of This
Stockholder       Offering       Account        Offering      Offering
--------------------------------------------------------------------------
Joyce Messer        50,000         50,000         Nil           Nil
904 Painted Peak Way
Las Vegas, Nevada
89108

Riyaz Nurani       500,000        500,000         Nil           Nil
36 Whiteram Mews N.E.
Calgary, Alberta
T1Y 5W5

Wendy D. Orcutt     50,000         50,000         Nil           Nil
5509 Big Sky Lane
Las Vegas, Nevada
89149

Ruth Anne Page      50,000         50,000         Nil           Nil
P.O. Box 231611
Las Vegas, Nevada
89123

Malek Sultan
Sadrudin            50,000         50,000         Nil           Nil
Suite 604
3600 Windcrest Dr.
N. Vancouver, B.C.
V7G 2S5

Ernie Silverburg    50,000         50,000         Nil           Nil
5046 S. Rainbow
Apt. 203
Las Vegas, Nevada
89118

Frances
Slezinski           50,000         50,000         Nil           Nil
423 Lake Bonavist Dr. SE
Calgary, Alberta
T2J 0M2

                                 Total          Total
                                 Number Of      Shares        Percent
                                 Shares To      To Be Owned   Owned
                                 Be Offered     Upon          Upon
                  Shares Owned   For Selling    Completion    Completion
Name Of Selling   Prior To This  Shareholders   Of This       Of This
Stockholder       Offering       Account        Offering      Offering
--------------------------------------------------------------------------
Nick A.
Slezinski          500,000        500,000         Nil           Nil
423 Lake Bonavista
Dr. S.E.
Calgary, Alberta
T2J 0M2

John Slezinsky      50,000         50,000         Nil           Nil
11817  43 Street
Edmonton, Alberta
T5S 2P3

Shirley Slezinsky   50,000         50,000         Nil           Nil
11817  43 Street
Edmonton, Alberta
T5S 2P3

Stephen M. Stone    50,000         50,000         Nil           Nil
35 N. Lamb
Las Vegas, Nevada
89101

Nurjehan Zool       50,000         50,000         Nil           Nil
Suite 1406
148 West 16th St.
N. Vancouver, B.C.
V7M 1T5
--------------------------------------------------------------------------

Except as otherwise noted in the above list, the named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 8,450,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders or their beneficial owners:

* has had a material relationship with us other than as a shareholder at any time within the past three years; or

* has ever been one of our officers or directors or an officer or director of our predecessors or affiliates.

The following selling shareholders are related to the directors or officers as follows:

1.  Irma  Jones  is  Dewey  Jones'  wife.
2.  Eldon  Jones  is  Dewey  Jones'  father.
3.  Ida  Jones  is  Dewey  Jones'  mother.
4.  Jason  Jones  is  Dewey  Jones'  son.


                              PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1. On such public markets or exchanges as the common stock may from time to time be trading;
2.     In  privately  negotiated  transactions;
3.     Through  the  writing  of  options  on  the  common  stock;
4.     In  short  sales;  or
5.     In  any  combination  of  these  methods  of  distribution.

The  sales  price  to  the  public  may  be:

1.     The  market  price  prevailing  at  the  time  of  sale;
2.     A  price  related  to  such  prevailing  market  price;  or
3.     Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We cannot assure investors that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;

2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and significance of the spread between the "bid" and "ask" price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form (including language, type, size and format), as the Commission shall require by rule or regulation. The broker-dealer also must provide, before effecting any transaction in a penny stock, the customer: (a) with bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction;
(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that before a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, if our common stock become accountable to the penny stock rules, stockholders may have difficulty selling those securities.

We have advised shareholders of their rights and obligations with respect to the resale of our common shares. However, we advise investors that there are no lock-up or other agreements in place between our company and the shareholders regarding the resale of the common shares by shareholders.


                                LEGAL PROCEEDINGS

There  are  no  legal  proceedings  pending  or  threatened  against  us.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors:

Name of Director                    Age
----------------------              ---
Dewey Jones                         62
Stacey Fling                        41
Gregory Navone                      54

Executive Officers:

Name of Officer                     Age               Office
--------------------                ---               -------
Dewey Jones                         62                President, Chief
                                                      Executive Officer

Stacey Fling                        41                Secretary and Treasurer

The following describes the business experience of our directors and executive officers, including other directorships held in reporting companies:

Mr. Dewey Jones has been our president, chief executive officer and one of our directors since our inception. Mr. Jones served in the United States Navy for two years after graduating from high school. In 1960, Mr. Jones obtained his Nevada real estate license before taking architecture courses at the University of Utah in 1962 and 1963.

Since 1990, Mr. Jones has owned and operated his own general contracting and residential design business, D.J. Developments, Inc. in the Las Vegas, Nevada area. He has provided plans and specifications for over 3,000 houses constructed throughout Nevada. His business has also constructed over 550 houses and commercial establishments in the state. Mr. Jones spends approximately 15% of his time on our business. He provides management and administration services and sets our overall corporate direction.

Ms. Stacey Fling has been our treasurer, secretary and one of our directors since our inception. From April 1989 to August 1998, Ms. Fling was the office manager for Ameritech Design & Engineering, Inc., first in San Diego, California and then in Las Vegas, Nevada from May 1996 until August 1998. Ms. Fling managed the office personnel, accounts receivable and payable, payroll, collections and customer service for Ameritech. Since January 1999, she has been employed as marketing coordinator for Salim S. Rana Investments Corp. in Las Vegas, Nevada. Her duties include leasing retail space, coordinating vouchers for a disbursement management company and coordinating permits and related matters with the City of Las Vegas for ongoing construction projects. Ms. Fling spends approximately 25% of her time on our business. Ms. Fling provides management and administration services including bookkeeping and maintenance of corporate records.

Mr. Gregory Navone has been one of our directors since our inception. In 1968, Mr. Navone obtained his Bachelor of Arts degree, majoring in history, from St. Mary's College in Walnut Creek, California. In 1969, he studied real estate appraisal at Merit College in Oakland. Since 1984, Mr. Navone has acted as the president and principal of First Capital Financial Company, a privately owned company located in Las Vegas, Nevada that provides financial broker and investment services relating to mortgages. Mr. Navone is currently self-employed and not affiliated with any real estate companies. Mr. Navone spends approximately 20% of his time on our business.

Gregory Navone is our only director who is directly involved in the real estate business. Because Mr. Navone is not involved in the purchase or sale of resource properties, his business endeavors will not pose a conflict of interest to the Company's plans.

TERM  OF  OFFICE

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

SIGNIFICANT  EMPLOYEES

We have no significant employees other than the officers and directors described above.

PROMOTERS  AND  CONTROL  PERSONS

Dewey Jones, in addition to being our president, CEO, and a director, is also a promoter and control person. Mr. Jones was involved in the founding and organizing of our company. He also is the beneficial owner of 45% of the common shares currently issued and outstanding, making him a control person. We have not had any transactions with Mr. Jones directly, but we did sell 200,000 shares to four of his close relatives. We have attributed nominal value to Mr. Jones' services from inception to July 31, 2001.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 8,450,000 shares of common stock issued and outstanding on October 25, 2001.


                Name and Address        Amount and Nature     Percent
Title of Class  of Beneficial Owner     of Beneficial Owner   of Class
--------------  ------------------    ---------------------   ---------
Common stock    Dewey Jones                 3,800,000           45.0 %
                4815 West Russell Rd.
                Las Vegas, Nevada
                89110

Common stock    Stacey Fling                        0            0.0 %
                4340 E. Washington Ave., #107
                North Las Vegas, Nevada
                89031

Common stock    Gregory Navone                      0            0.0 %
                801 South Decatur
                Las Vegas, Nevada
                89117

Common stock    All executive officers
                and directors as a
                group                       3,800,000           45.0 %

-----------------------------------------------------------------------


                            DESCRIPTION OF SECURITIES

GENERAL

The securities being offered are our common stock, par value $0.001 per share. Under our articles of incorporation, we are authorized to issue 70,000,000
shares  of common stock, par value $0.001 per share.   As of November 21, 2001,
a total of 8,450,000 shares of our common stock were issued and outstanding and held by 40 shareholders.

COMMON  STOCK

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

PREFERRED  STOCK

Our articles of incorporation also provide that we are authorized to issue up to 5,000,000 shares of preferred stock with a par value of $0.001 per share. As at the date of prospectus, there are no shares of preferred stock issued and outstanding. Our board of directors has the authority, without further action by the shareholders, to issue from time to time the preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the Board may determine. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of common stock.

DIVIDEND  POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

WARRANTS

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have outstanding any options to purchase shares of our common stock.

CONVERTIBLE  SECURITIES

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

NEVADA  ANTI-TAKEOVER  LAWS

Nevada revised statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in this state directly or through an affiliated corporation.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Michael A. Cane of Cane & Company, LLC, our independent legal counsel, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Lancaster & David, chartered accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The  geological  report for the Queen property was prepared by Edward McCrossan,
P. Geo. and is included in reliance upon such report given upon the authority of Mr. McCrossan as a professional geologist.

      DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT
                                   LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. If a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.


                       ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on April 12, 2000 under the laws of the state of Nevada. On that date, Dewey Jones, Stacey Fling and Gregory Navone were appointed as our directors. On the same day, Mr. Jones became our president and chief executive officer, and the board appointed Stacey Fling as our secretary and treasurer.


                             DESCRIPTION OF BUSINESS

We are an exploration stage company engaged in the acquisition and exploration of mineral properties. Through a mineral property staking and sales agreement dated September 19, 2000 we retained Mr. Edward McCrossan to stake 20 mineral claims units approximately 20 kilometres west-northwest of Port Alice on Vancouver Island, Nanaimo Mining Division, British Columbia in an area having the potential to contain economic copper-gold and/or gold-silver mineralization. This mineral property is referred to by us as the Queen property. The Canadian government owns fee simple title to the lands comprising the Queen property. Mr. McCrossan is the registered owner of the mineral rights respecting the Queen property. Mr. McCrossan concurrently agreed to sell to us a 100% interest in the staked claims except for a 2% net smelter returns royalty for the sum of $2,550 payable upon execution of the agreement and a further $2,600 payable by October 10, 2000. We made these two payments by the required deadlines Mr. McCrossan holds the Queen property in trust for us as provided by paragraph 4.2 of the property staking and sales agreement dated September 19, 2000.

If commercial production commences on the Queen property, Mr. McCrossan shall be entitled to receive 2% of net smelter returns. Net smelter returns are the amount that a smelter pays after freight charges, treatment charges and government royalties are deducted. We are not under any obligation to place the claims into commercial production.

If we acquire an interest in any other mineral claims within two miles of the Queen property prior to September 20, 2002, Mr. McCrossan shall be entitled to a 2% net smelter returns royalty on these claims as well.

We are an exploration stage mining company. To date, we have not discovered a commercially viable mineral deposit on the Queen property, and we cannot assure investors that one exists on the property. Further exploration will be required before a final evaluation as to the economic and legal feasibility is determined.

TECHNICAL  INFORMATION  REGARDING  THE  PROPERTY

The Queen property is the subject of a geological report prepared by Edward McCrossan, P. Geo., dated October 3, 2000. The following summary description of the Queen property is summarized from Mr. McCrossan's report.

LOCATION  AND  ACCESS

The Queen property is situated approximately 20 kilometres west-northwest of Port Alice on the northern tip of Vancouver Island, British Columbia. The property is accessible by Western Forest Products logging roads located south of Port Alice on the east side of Neroutsos Inlet. Descriptions of the location and access to the Queen property throughout this prospectus are provided by our geologist Edward McCrossan and contained in his report dated October 3, 2000. Mr. McCrossan obtained this information from B.C. Ministry of Energy and Mines:
Minfile 092L320, Capsule Geology. The B.C. Ministry of Energy and Mines, a ministry of the British Columbia provincial government, compiles documentation on mineral occurrences in the province for public viewing.

GEOLOGY  AND  MINERALIZATION

The northwestern portion of Vancouver Island, British Columbia, where the Queen property is located, consists primarily of volcanic and sedimentary rocks. Approximately 150 million years ago, due to volcanic activity, molten rock forced its way into these volcanic and sedimentary rocks in various areas of Vancouver Island, including an area close to the Queen property. These masses of molten rock are known as intrusions. Such intrusions may include higher than average levels of valuable minerals and have the potential to host mineral deposits.

The Queen property itself is underlain by volcanic and associated sedimentary rocks. Mineralization is widespread on the property. The Les Minfile mineral occurrence located on the property contains many minerals often associated with copper and gold: chalcopyrite, pyrite, magnetite and hematite. Past sampling on the property has indicated that there are low-level anomalies in copper, molybdenum, zinc and silver on the Queen property.

Exploration to date has not demonstrated that there are or will be economic quantities of minerals on the Queen property. The property is without reserves and is exploratory in nature.

EXPLORATION  HISTORY

Skaist Mines Ltd. investigated the area during 1969 and 1970, completing geo-chemical and geophysical surveys on the Queen property. Geo-chemical surveys involve using chemical tests in the search for mineral deposits by analyzing stream or lake sediments, natural waters, soil, rocks or vegetation for unusually high traces of metals. The geo-chemical surveys conducted on the Queen property found that mineralization was widespread. Previous chip samples, small rock chips that are collected across a section of surface rock on the property, were analysed in a laboratory to determine their mineral content. These returned values for copper that are considered significant enough to be potentially economic.
                                       25

Geophysical surveying is the search for mineral deposits by measuring the physical property of near-surface rocks, and looking for unusual responses caused by the presence of mineralization. Electrical, magnetic, gravitational, seismic and radioactive properties are the ones most commonly measured.

The land comprising the Queen property has not been used for any purpose since Skaist Mines' investigation of it in 1969-70. The claims are located in a remote, unimproved area of Vancouver Island. Western Forest Products has conducted logging operations in the region surrounding the Queen property. Logging does not affect our plan for development of the property. Neither has mining ever been conducted on the Queen property; it is solely an exploration stage property. Accordingly, there are no open pits or underground mines on the property, there are no plants or equipment on the property and there is no electrical or other power source on the property.

In order to keep the Queen property claims in good standing, in June and July 2001 we retained Mr. Edward McCrossan to complete an assessment report on the property. British Columbia law requires that a holder of title to mineral claims must spend at least CDN$100 per mineral claim unit per year in order to keep the property in good standing. Since the Queen property consists of 20 claim units, we are required to spend at least CDN$2,000 on the claims by October 2, 2001.

When Mr. McCrossan staked the Queen property in September 2000, he gathered 50 rock samples from the claims surface and sent them to Acme Analytical Laboratories Ltd. to be analysed for metal content. Results indicated the presence of low-level anomalies in copper, molybdenum, zinc, silver and arsenic. While these results do not indicate the presence economic levels of metals on the property surface, they do suggest that surface rocks contain significant levels of copper and zinc. As leaching caused by precipitation often tends to carry metals such as copper to greater soil depths, greater amounts of metals may be encountered below surface.

In his assessment report, Mr. McCrossan indicates that his proposed phase one exploration is still recommended. The assessment report will be filed with the British Columbia mineral titles office.

The cost of Mr. McCrossan's assessment work converted to U.S. dollars from Canadian funds (CDN$1 = US$0.65) is as follows:

      Geologist at $260 per day:              $1,300
      Vehicle rental                            $228
      Hotel, food, gas, miscellaneous:          $338
      Assays                                    $670
      Drafting, typing, photocopies             $179

      Total:                                  $2,715

To  date,  Mr.  McCrossan  has  invoiced  us $1,364.37 for this assessment work.

The description of previous work conducted on the Queen property is taken from the following two reports: Report on the Les Group of Mineral Claims; Mahatta
                              --------------------------------------------------
River,  B.C.  for Skaist Mines

 Ltd. and Geological and Geochemical Report on the
  ---------------------------------     ----------------------------------------
Les  Claim  Group  for  Skaist  Mines  Ltd.
 -----------------------------------------

CONCLUSIONS  AND  RECOMMENDATIONS  OF  THE  GEOLOGICAL  REPORT

The geological report concluded that Northern Vancouver Island has the potential to host precious metal or polymetallic mineral occurrences and deposits. The geological report has thus recommended further work be done on the property in an initial phase program of grid emplacement accompanied by geological, geo-chemical and geophysical surveys. Grid emplacement involves dividing a portion of the property being explored into small sections. Our consulting geologist will then records results based on the section from which a sample is taken.

The geo-chemical portion of the initial phase program will consist of our consulting geologist and his assistant gathering chip samples and grab samples from property areas with the most potential to host economically significant mineralization based on past exploration results. Grab samples are soil samples or pieces of rock that appear to contain precious metals such as gold and silver, or industrial metals such as copper and nickel. All samples gathered will be sent to a laboratory where they are crushed and analysed for metal content.

Our consulting geologist will then oversee the conduct magnetometer, VLF and induced polarization geophysical surveys over the same grid area. The magnetometer method involves measuring the strength of the earth's magnetic field. Variations in the magnetic readings on the property may indicate the increased likelihood of precious or base minerals in the area.

VLF, or very low frequency, surveys use radio waves to determine whether rocks on a mineral property conduct electricity. Almost all of the precious and base metals that we seek are above average conductors of electricity and will affect VLF readings.

Induced polarization surveys measure various electrical responses to the passage of alternating currents of different frequencies. Readings can indicate the presence of certain types of mineral deposits.

All information obtained from the initial phase work program is plotted on a map to determine possible mineralised areas. Based on positive results, we intend to conduct a phase two exploration program on the Queen property consisting of trenching. Trenching involves removing surface soil using a backhoe or bulldozer. Samples are then taken from the bedrock below and analysed for mineral content.

If sample results from the trenching program are encouraging, then we intend to conduct a drilling program on the Queen property. Drilling involves extracting a long cylinder of rock from the ground to determine amounts of metals at different depths. Pieces of the rock obtained, known as drill core, are analysed for mineral content.

According to the report, this phase of work should be followed by an exploration phase of detailed geological surveys and trenching and then a third phrase of diamond drilling, if warranted.

The  recommended  budget  for the first phase of the work program is as follows:

Project administration and logistics:                $3,300.00
Aerial photograph acquisition and interpretation:    $1,500.00
Geologist ($270/day):                                $3,375.00
Geophysicist ($270/day):                             $3,375.00
Assistants ($70/day)                                $10,500.00
Sample processing:                                   $5,500.00
Vehicle rental and fuel:                             $2,000.00
Field equipment and rental:                          $1,000.00
Travel, accommodations:                              $2,000.00
Data compilation and reports:                        $6,700.00
Drafting, typing, photocopies:                       $1,500.00
Miscellaneous:                                         $350.00
                                                    ----------
Total Phase I Costs:                                $41,100.00

We intend to use our existing working capital to conduct this phase of the recommended work program.

Our geologist Mr. McCrossan based his conclusions and recommendations upon his visit to the Queen property and his review of the following reports:

- B.C. Ministry of Energy and Mines: Minfile 092L320, Capsule Geology. The B.C. Ministry of Energy and Mines, a ministry of the British Columbia provincial government, compiles documentation on mineral occurrences in the province for public viewing.

- Report on the Les Group of Mineral Claims; Mahatta River, B.C. for Skaist Mines Ltd.;

-     Geological  and Geochemical Report on the Les Claim Group for Skaist Mines
Ltd.

DESCRIPTION  OF  EXPLORATION  PROGRAM

We intend to retain Mr. Edward McCrossan to complete the phase one work program recommended in his geological report. Mr. McCrossan graduated in 1984 from the University of British Columbia with a bachelor's degree in geology. He is a member of the Society of Economic Geologists, the Canadian Institute of Mining and Metallurgy, a Fellow of the Geological Association of Canada and a registered member in good standing of the Association of Professional Engineers and Geoscientists of British Columbia. Mr. McCrossan has conducted similar geological programs on mineral claims located near the Queen property. As well, he has been employed as a geologist by numerous mining companies and has worked on projects in the United States, Thailand, China, Argentina, Chile, Bolivia, Peru, Venezuela, Central America and Mexico. If Mr. McCrossan is unavailable, we will retain another geologist with comparable experience and credentials. We will assist the geologist in retaining a geophysicist for the project, as well as assistants. With the geologist's help, we will also arrange vehicle and equipment rentals, as well as accommodation.

     The  work  program  will  consist  of:

     -     grid  emplacement

     -     geological  surveys

     -     geo-chemical  surveys;  and

     -     geophysical  surveys


Grid emplacement will involve locating and identification of lines and stations over the portion of the claims to be explored in detail

The geologist then maps the rock formations and alteration types on the claims to determine which areas are most likely to host significant copper mineralization. Rocks that contain significant amounts of copper usually contain greater amounts of other minerals as well. These other minerals are easier to locate and may indicate the presence of copper. A geologist will often choose these areas for the various surveys described below. The geologist records such areas on a map of the grid described above.

The geochemical portion of the work program will consist of the geologist overseeing the gathering of soil samples and rock chip samples and grab samples from different sections of the grid that have the potential to host economically significant mineralization based on the types of rocks identified in the claim area. Grab samples are pieces of rock or soil that the geologist specifically selects because they may contain valuable precious or industrial minerals such as gold and copper. Chip samples are obtained from exposed surface rock. A geologist uses a tool, such as a hammer or pick, to chip a piece of rock from a larger rock. The geologist and his assistants place these grab and chip samples in plastic bags and then number them to indicate from which section of the grid the sample was taken. The samples are then shipped to an analytical laboratory where each is crushed and analysed for metal content. The laboratory then prepares a report detailing the quantity of certain metals, such as gold, silver and copper, found in each sample. The geologist plots the sample results on a map of the grid.

In addition to collecting samples from the Queen claims, Mr. Edward McCrossan also recommends a geophysical survey of the property. Geophysics involves the search for mineral deposits by measuring the physical properties of near-surface rocks. Specifically, we intend to conduct magnetometer, VLF and induced polarization surveys over the Queen claims grid.

The magnetometer method involves measuring the strength of the earth's magnetic field. Variations in measurements are caused by natural variations in the amount of magnetic minerals present in rocks. The most important of these are magnetite and pyrrhotite, which may indicate the presence of precious and industrial minerals. A magnetometer survey will be used to search for these minerals.

Our geologist will conduct this survey using a hand-held device. Results are plotted alongside geological maps of the same area. The geologist then attempts to explain areas of high readings in terms of rock types or structures. If this cannot be done satisfactorily, then future investigation of these areas may be warranted in the future.

Next, our geologist will oversee a VLF, or very low frequency, electromagnetic survey using equipment that measures a secondary electromagnetic field to determine whether rocks on a mineral property conduct electricity. The copper mineralization that we are attempting to locate is an above average conductor of electricity and will affect VLF readings if it is present. Again, our geologist will plot VLF survey results on the map of the grid.

The last survey that our geologist will conduct on the Queen property is an induced polarization survey. A pulse of current is passed through one pair of electrodes and the ground retains some of this energy in the form of an electrical charge. The length of time that the ground retains the charge is measured at the other pair of electrodes in milliseconds. Areas that have a high chargeability, meaning that they can retain a charge for a long time, may indicate the presence of certain minerals such as copper.

After all the geochemical and geophysical surveys are complete, the geologist compiles the various data and plots it on the grid map. By analysing the data, the geologist is able to determine whether additional work is warranted on the Queen property.

If warranted, we intend to conduct a phase two exploration program on the Queen property consisting of trenching the most prospective areas. Trenching involves removing surface soil and overburden using a backhoe or bulldozer. Samples are then taken from the bedrock below and analysed for metal content by the laboratory.

If sample results from the trenching program indicate that there is potential to develop an economic copper mine on the claims, then we intend to conduct a drilling program on the Queen property. Drilling involves extracting a long cylinder of rock from the ground to determine the amounts of metals occurring in the rock at different depths. Pieces of the rock obtained, known as drill core, are analysed for metal content in the same manner described above.

We have not conducted any exploration on the Queen property to date --- Mr. Edward McCrossan, while he was staking the Queen property on our behalf, conducted a two-day site visit to the property and made general observations regarding the property's geology which are contained in his geological report. The size of our staff will not affect our ability to execute our exploration plans. We will retain consultants to conduct the intended work programs on the Queen property. British Columbia has a notable mining-based workforce component resulting from the operation of various mines and the prevalence of junior mining companies in the province.

There  are  three  phases  of  exploration  on  the  Queen  property:

     - Phase 1: Grid emplacement accompanied by geological, geochemical and geophysical surveys. We expect phase one to commence September 2001, cost $41,100 and take about three months to complete. At the conclusion of phase one, our geologist will either recommend further work or abandonment of the Queen property;

                    Estimated  Phase  1  Total:     $41,100
                    --------------------------      -------

     - Phase 2: Trenching. If our geologist recommends further work on the Queen property and sufficient financing is arranged, trenching will be conducted in phase two. We anticipate this program will commence by February 2002, cost approximately $100,000 and take about three months to complete. At the conclusion of this phase, our consulting geologist will either recommend further work or abandonment of the Queen property. We estimate the costs for phase two will breakdown as follows:

     Phase  2  -Trenching
     --------------------

geologist:  $10,000
assistants:  $30,000
assays:  $8,000
equipment  rental  and  fuel:  $30,000
travel  and  accommodation:  $5,000
data  compilation  and  reports:  $10,000
drafting,  typing,  photocopies:  $3,000
miscellaneous:  $4,000;

Estimated  Phase  2  Total:     $100,000
--------------------------      --------

     - Phase 3: Drilling. Phase three will begin if our geologists recommends its undertaking and sufficient financing is arranged. We expect this program to commence by May 2002, cost about $200,000 and take approximately four months to complete. At the conclusion of the program, our consulting geologist will either recommend further work or abandonment of the Queen property. We estimate the costs for phase three will breakdown as follows

     Phase  3  -  Drilling
     ---------------------

diamond  drilling,  including  labor:  $120,000
assays:  $20,000
geologist:  $25,000
travel  and  accommodation:  $10,000
data  compilation  and  reports:  $15,000
drafting,  typing,  photocopies:  $6,000
miscellaneous:  $4,000;

Estimated  Phase  3  Total:     $200,000
--------------------------      --------

     -     Post-Phase  3:     If  results  of  Phase three are positive, we will
either try to sell the property or negotiate with a major mining company, or we may decide to conduct additional drilling on the property.

Each successive phase is based on positive results from the previous phase. Assuming that the three phases are successful and the Queen property continues to show potential for hosting an economic copper deposit, we would likely undertake another drill program to establish additional copper reserves on the property. Such a program would be based on recommendations from our geologist.

Typically, a junior resource company such as ours does not place its mineral properties in production. Once we establish that the Queen property has good potential to host an economic copper deposit, which we cannot assure investor will ever occur, our intention would be to sell, or joint venture, the property to a major mining company that is better equipped to explore further and to develop it. It is expected that we would receive cash for selling a majority interest in the property and retain a small minority interest.

With respect to surveying, the Queen property was staked in accordance with the provisions of the British Columbia Mineral Tenure Act. However, we have not conducted surveys on the Queen property and there is a risk that the boundaries thereof could be challenged or impugned.

In the event that we do not have adequate funding to implement our business plan, namely conducting the recommended phase one exploration program on the Queen property, we expect to conduct exploration in smaller phases. For instance, we may hire a geologist to complete a geochemical survey of the property for approximately $10,000. Based on results from such a survey and on our ability to raise additional financing for exploration, we would complete a geophysical survey at a later date. Our total costs for the phase one exploration program would increase by about $10,000 if we were required to complete the program in several visits to the property.

If we abandon our exploration plans in any phase, we expect to attempt to acquire interests in additional North American mineral properties with potential to host economic mineral deposits.

COMPLIANCE  WITH  GOVERNMENT  REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in the Province of British Columbia, specifically. Under these laws, before production, we have the right to explore the property, dependent only to a notice of work which may entail posting a bond.

We have budgeted for regulatory compliance costs in the proposed work program recommended by the geological report. British Columbia law requires that a holder of title to mineral claims must spend at least CDN$100 per mineral claim unit per year in order to keep the property in good standing, which we have done. We will also have to sustain the cost of reclamation and environmental mediation for all exploration (and development) work undertaken. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended work program. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings, our competitive position or us in the event a potentially economic deposit is discovered.

In conducting exploration on the Queen property, we will be subject to the British Columbia Mineral Exploration Code and the Health, Safety and Reclamation Code. Prior to undertaking mineral exploration activities, we must make application under the British Columbia Mines Act for a permit. A permit is issued within 45 days of a complete and satisfactory application. We do not anticipate any difficulties in obtaining a permit.

During the exploration phase, a bond will need to be provided covering possible land disturbance. In the case of normal fieldwork, this should be minimal. The costs of compliance with environmental regulations in the production phase are variable and cannot be determined at this time. We must commence reclamation of the Queen property within one year of cessation of exploration activities on the property. We will be required to burn, bury or remove all refuse. We must also remove all exploration camp materials and equipment, and divert surface drainage around areas which have been reclaimed. Mr. Edward McCrossan estimates that government required reclamation measures will cost us approximately $25,000, assuming we complete all three phases of exploration, including drilling. No reclamation will be necessary if we only complete the first recommended phase of exploration.

EMPLOYEES

As of the date of this prospectus, we do not have any employees other than our officers. We intend to retain independent geologists and consultants on a contract basis to conduct the proposed work programs on the Queen property.

RESEARCH  AND  DEVELOPMENT  EXPENDITURES

We have not incurred any research or development expenditures since our incorporation. Pursuant to our property staking agreement with Mr. McCrossan, we paid him a total of $5,150. As part of this arrangement, Mr. McCrossan completed an initial assessment of the property valued at approximately $2,715, of which Mr. McCrossan has invoiced us $1,364.37 to date. The assessment work valued at about $2,715 is in addition to the $5,150 paid to Mr. McCrossan for staking the property, for Mr. McCrossan's royalty from net smelter returns, and the amounts we will pay to him as our professional geologist during each of our exploration phases.

SUBSIDIARIES

We  do  not  have  any  subsidiaries.

PATENTS  AND  TRADEMARKS

We  do  not  own,  either  legally  or  beneficially,  any  patent or trademark.

                               PLAN OF OPERATIONS

Our plan of operations for the twelve months following the date of this registration statement is to complete the following objectives within the time periods specified, assuming we obtain the funding necessary for the continued exploration and development of the Queen property and for the acquisition, exploration and development of additional mineral properties:

1. We plan to commence the recommended exploration program on the Queen property consisting of geological, geo-chemical and geophysical surveys as soon as we are able to retain a geologist qualified to conduct it. Depending on his schedule, we intend to retain Mr. Edward McCrossan. He will need to make the necessary arrangements to retain a geophysicist to conduct a geophysical survey of the Queen property as well as several assistants. He will also need to arrange for the rental or purchase of equipment and for accommodation supplies. We anticipate that the geologist will complete these arrangements by September 2001. We anticipate that the cost of this part of the recommended work program will cost approximately $41,100. Our ability to complete our exploration program on schedule depends on the weather and, to a lesser extent, access to the property. The Queen property is accessible throughout the entire year by logging roads. In some areas of the property, second growth vegetation in previously logged areas can be dense and difficult to transverse. Rainfall, at times, can be heavy and continuous. On rare occasions, Vancouver Island may encounter substantial snow accumulations which could delay exploration for up to several months.

     We then expect the phase one work program on the Queen property to commence in September 2001 and to take approximately three months. This time frame includes the periods necessary to complete the actual field work, to obtain assay results from the laboratory, to compile the data from the program and to prepare a geological report disclosing the results of the program.

Following completion of the phase one work program, our geologist will compile exploration results and prepare a geological report either recommending that we conduct further work on the property or recommending that we abandon the property due to poor results. Results are considered "positive" if they confirm that the property still has the potential to host an economic copper reserve.

2. If results from phase one of the work program on the Queen property are positive, we will attempt to raise the funds necessary to conduct a second phase of exploration on the property to consist of detailed geological surveys and trenching. We expect to raise this money through the sale of our securities on a private placement basis. Our ability to raise this money, estimated to be approximately $100,000, will depend on the market conditions at the time, the price of copper and the results from the phase one program. If we are unable to raise the necessary funds, we will be forced to find a joint venture partner for exploration of the property or to abandon the property. If we locate a joint venture partner, we will likely be forced to provide it with a portion of our interest in the Queen property in exchange for a commitment to fund further exploration.

Based on raising the necessary financing and positive exploration results, we expect to commence a phase two work program on the Queen property by February 2002. Again, based upon successful results and our ability to raise further financing, we anticipate commencing a phase three drilling program on the property by May or June 2002. The drill program is estimated to cost $200,000.

3. We anticipate spending approximately $2,000 in ongoing general and administrative expenses per month for the next twelve months.

Our completion of the work program and investigation and acquisition of additional mineral property interests depends on us obtaining adequate financing. During the 12-month period following the date of this registration statement, we do not anticipate that we will generate any revenue. We intend to raise additional capital through private or public offerings of our common stock. We do not have any financing arranged, nor has an underwriter expressed an interest in a public offering. Accordingly, we cannot assure investors that additional funding will be available. In the absence of such financing, our business plan will fail.

We will attempt to finance future exploration programs through the sale of our securities on a private placement basis. If this is unsuccessful, we will attempt to locate one or more joint venture partners that would help finance further exploration of the Queen property in exchange for an interest in the property. We have not undertaken any efforts to locate a joint venture partner for the Queen property nor have we identified any potential joint venture partners. Any joint venture arrangement would likely require us to transfer a percentage of our interest in the Queen property to the joint venture partner. If we decide to pursue joint venture exploration of the Queen property, we would likely contact companies who are currently conducting exploration or development work on mineral properties in close proximity to the Queen property, or companies that are involved in the exploration and development of copper/gold/silver properties similar to the Queen property.

The terms that we would likely propose to a joint venture partner would be to acquire up to a 50% interest in the Queen property, subject to a pro rata portion of Mr. McCrossan's net smelter returns royalty, by making significant cash payments or share issuances, in the case of publicly trading partners, to us, as well as the joint venture partner paying 50% of all further exploration expenditures to be incurred on the Queen property.

Any company interested in acquiring an interest in the Queen property would likely require that Mr. McCrossan either register part of the claims in that company's name, or acknowledge in writing that he holds a portion of the property in trust for this other company. Mr. McCrossan has indicated that he is prepared to transfer title to the Queen property as we direct. Our staking agreement with Mr. McCrossan confirms that he holds the claims in trust.

Mr. McCrossan's 2% net smelter returns royalty would be unlikely to deter a joint venture partner from entering into an agreement with us. Such a royalty is not seen as holding significant value until an economic deposit is discovered on a property.

However, if an economic resource is discovered, this may impact our ability to reach an arrangement with a major mining company. If a mining company believes that mining operations on the Queen property would be marginally economic, the royalty may be a determining factor in deciding whether to become involved in the project. In such a situation, the major mining company may refuse to acquire an interest in the property from us, or may attempt to purchase the royalty from Mr. McCrossan.

Based on the nature of our business, we anticipate incurring operating losses in the foreseeable future. We base this expectation, in part, on the fact that very few mineral properties in the exploration stage ultimately become producing, profitable mines. Our future financial results are also uncertain due to a number of factors, some of which are outside our control. These factors include, but are not limited to:

     - our  ability  to  raise  additional  funding

     - the  market  for  minerals  such  as  copper  and  gold

     - results of our proposed exploration programs on the Queen property

     - our ability to find joint venture partners for the exploration and development of our property interests

If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our company. In the event we are not successful in raising additional financing, we anticipate that we will not be able to proceed with our business plan. In such a case, we may decide to discontinue our current business plan and seek other business opportunities. In the event no other such opportunities are available, we may be forced to discontinue business.

We currently have cash on hand of $69,870. We anticipate that during the next 12 months, we will spend $21,000 on general and administrative costs, leaving approximately $49,000 for mineral property exploration expenditures.
These funds will be sufficient for us to complete the phase one work program on the Queen property. Whistler will not be making any purchases of plants or significant equipment before June 2002. The only significant assets, if any, that we intend to acquire during the coming twelve months are mineral properties. We do not specifically have any additional resource properties in mind for acquisition. However, we do intend to focus on the acquisition of gold and copper claims located in North America. Acquisition targets will depend on market conditions and precious and base metal prices. We do not intend to consider any acquisition opportunities until we complete the initial phase exploration program on the Queen property. If our consulting geologist does not recommend additional work on the Queen property after analyzing results from the first phase of exploration, and if we are unable to raise additional funds to acquire interests in other mineral properties, we may consider entering alternative business sectors.

If the results of the phase one exploration program warrant, we intend to conduct further phases. A phase two program consisting of detailed geological surveys and trenching is estimated to cost

$100,000.  A phase three program
consisting of drilling is estimated to cost $200,000. The anticipated cost of the phase three is in excess of our projected cash reserves remaining upon completion of phase two of the exploration program.

We do not currently have the cash on hand to cover the costs of further exploration programs. We anticipate raising these funds through the sale of our securities on a private placement basis, or by exploring and developing the property on a joint venture basis. Due to the nature of our business and the high risk involved, we will not qualify for bank or traditional debt financing. The amount of time and financing required to turn a grass roots exploration project such as the Queen property into a producing mining operation, and the likelihood of failure makes banks and other institutions are usually unwilling to finance early phase drilling programs. We do not have any arrangements in place for any future equity financing. We cannot assure investors that we will be able to raise sufficient funding from the sale of our common stock to fund phases two or three of the exploration program. If results from phase one are disappointing and we are unable to raise funds for successive work program, we intend to abandon the Queen property. We then intend to pursue the acquisition of alternative mineral properties or alternative business opportunities that investors would be prepared to finance.

We do not anticipate generating revenue from the Queen property in the foreseeable future. If a phase three drilling program on the property is successful, we may be able to market it to or joint venture with a major mining company. Typically, major mining companies will pay cash and issue securities to purchase a property that has a potentially economic mineral deposit. They may also attempt to purchase all the issued and outstanding securities of the junior resource company that owns the property. It is not until this point that we would generate significant revenue.

If the potential of the Queen property is not clear following a phase three drilling program, we may have to complete additional drilling programs on the property to establish that the property has the potential to host economic quantities of copper and this will require additional funding.

Due to our lack of operating history and present inability to generate revenues, our auditors have stated their opinion that there currently exists substantial doubt about our ability to continue as a going concern.

We intend to retain consultants rather than hire employees, which is typical in the junior resource business. This is in our best interests since exploration programs are conducted on a periodic basis. As well, exploration can only be conducted on some mineral properties at certain times of the year. It would not be economic to be paying employees wages or making severance payments when we are not actively engaged in an exploration program.

There is a large pool of qualified labor with expertise in the mineral exploration field that lives in British Columbia. Due to the current low price of many precious and base metals, such employees are readily available at reasonable rates.

RESULTS  OF  OPERATIONS

We have had no operating revenues since we incorporation on April 12, 2000. Our activities have been financed from the proceeds of share subscriptions. Since our incorporation, we have raised a total of $89,300 from private offerings of its securities. From incorporation to January 31, 2001, we incurred $3,336 in professional fees consisting entirely of legal fees. For the period from April 12, 2000 to January 31, 2001, we incurred general and administrative expenses of $178and rent and office costs totalling $4,500. From February 1, 2001 to July 31, 2001, the company incurred $9,000 in professional fees consisting of legal fees ($5,500) and audit costs ($3,500). The audit costs relate to the preparation of the Company's audited financial statements for the period ended January 31, 2001. The legal fees relate to services associated with the incorporation of the Company, the Company's acquisition of an interest in the Queen property, various share offerings, the preparation of an offering memorandum and preparation of the registration statement on Form SB-2. During the six month period ended July 31, 2001, we incurred general and administrative expenses of $599, and rent and office costs totalling $3,000. The professional fees described in our audited financial statements consist entirely of legal fees relating to the preparation of our SB-2 registration statement. We generated interest income of $761 during the six month period ended July 31, 2001and realized a net loss of $11,838 during that period.

At July 31 2001, we had cash on hand of $69,870, accounts payable of $364 and $7,500 due to our President, Mr. Dewey Jones, for rent and office expenses. The cash on hand figure relates to $89,300 that we raised through the sale of our common stock and interest on these funds of $1,366.00, less $21,158 representing amounts paid to suppliers.


                             DESCRIPTION OF PROPERTY

Our executive offices are located at 4340 E. Washington Avenue, Suite 107, Las Vegas Nevada, 89110. This office space is provided to us by our president through a letter office services agreement.

The Queen property is accessible throughout the entire year by logging roads. In some areas of the property, second growth vegetation in previously logged areas can be dense and difficult to transverse. The Queen property consists of 20 mineral claims units approximately 20 kilometres west-northwest of Port Alice on Vancouver Island, Nanaimo Mining Division, British Columbia, Canada. We hold a 100% interest in these twenty staked claims except for a 2% net smelter returns royalty for the sum of $2,550 payable upon execution of the agreement and a further $2,600 payable by October 10, 2000. We made these two payments by the required deadlines Mr. McCrossan sold this interest to us and currently holds the Queen property in trust for us as provided by paragraph 4.2 of the property staking and sales agreement dated September 19, 2000.

The land comprising the Queen property has not been used for any purpose since Skaist Mines' investigation of it in 1969-70. Western Forest Products has conducted logging operations in the region surrounding the Queen property but logging does not affect our plan for exploration of the property. Mining has never been conducted on the Queen property; it is solely an exploration stage property. Accordingly, there are no open pit or underground mines on the property, there are no plants or equipment on the property and there is no electrical or other power source on the property.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as noted below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

-     Any  of  our  directors  or  officers;
-     Any  person  proposed  as  a  nominee  for  election  as  a  director;
- Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
-     Any  of  our  promoters;
- Any relative or spouse of any of the foregoing persons who has the same house as such person.

Shares were sold in private offerings to the following relatives of Dewey Jones, the president, CEO and a director of our company:

Name of Relative         Number of Shares        Relationship to Director
----------------         ----------------        ------------------------
Irma Jones                  50,000                    wife
Eldon Jones                 50,000                    father
Ida Jones                   50,000                    mother
Jason Jones                 50,000                    son

By an agreement dated May 1, 2000, we also agreed to pay $500 per month in consideration of office rent to Dewey Jones, our president and director.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

NO  PUBLIC  MARKET  FOR  COMMON  STOCK

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we cannot assure investors that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

HOLDERS  OF  OUR  COMMON  STOCK

As  of  the  date  of  this  registration  statement,  we  had  40  registered shareholders.
                                       39

REGISTRATION  RIGHTS

We have not granted registration rights to the selling shareholders or to any other persons.

DIVIDENDS

There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

(1) we would not be able to pay our debts as they become due in the usual course of business; or

(2) our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends. We do not plan to declare any dividends in the foreseeable future.

RULE  144  SHARES

A total of 3,800,000 shares of our common stock will be available for resale to the public after September 5, 2001, in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal approximately 84,500 shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also must comply with manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least 2 years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold 3,800,000 of the shares that may be sold pursuant to Rule 144 after September 5, 2001.

                             EXECUTIVE COMPENSATION

SUMMARY  COMPENSATION  TABLE

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us from the date of our inception until December 31, 2000.


                 Annual Compensation      	   Long Term Compensation
                 -------------------               ----------------------

                                          Other                            All
                                          Annual                           Other
                                          Com-                             Com-
                                          pen-   Restricted                pen-
                                          sa-    Stock  Options/*  LTIP    sa-
Name        Title    Year Salary    Bonus tion   Awarded SARs (#)payouts($)tion
----        -----    ---- ------    ----- ------ ------- ------- --------- ----
Dewey
Jones       Presi-   2000     0         0    0        0       0        0      0
            dent,
            CEO,
            Director

Stacy
Fling       Secre-   2000     0         0    0        0       0        0      0
            tary,
            Treasurer,
            and
            Director

Gregory
Navone      Director 2000     0         0    0        0       0        0      0

None of our directors have received monetary compensation since our incorporation to the date of this registration statement. We currently do not pay any compensation to our directors serving on our board.


STOCK  OPTION  GRANTS

We have not granted any stock options to the executive officers since our incorporation on April 12, 2000.

EMPLOYMENT  AGREEMENTS

We do not have an employment or consultant agreement with Mr. Dewey Jones, our president, chief executive officer and a director. We do not pay any salary to Mr. Jones. Mr. Jones spends 15% of his time working for us.

We do not have an employment or consultant agreement with Ms. Stacey Fling, our secretary, treasurer and a director. We do not pay any salary or consulting fees to Ms. Fling. Ms. Fling spends 25% of her time working for us.

We do not have an employment or consultant agreement with Mr. Gregory Navone, one of our directors. We do not pay any salary to Mr. Navone.

We do not have any agreements providing for the future compensation of our officers and directors.

                    Index To Financial Statements

Our audited financial statements, as described below, are attached hereto.

1. Audited financial statements for the period ended January 31, 2001, including:

      (a)   Auditors' Report

      (b)   Balance Sheet;

      (c)   Statement of Loss and Deficit;

      (d)   Statement of Cash Flows;

      (e)   Statement of Stockholders' Equity; and

      (f)   Notes to Financial Statements.

2. Un-audited Financial Statements

      (a)   Balance Sheet as of July 31, 2001 and January 31, 2001

      (b) Statement of Loss and Deficit for the six-month period ending July 31, 2001

      (c)   Statement of Cash Flows for the six-month period ending
            July 31, 2001

      (d)   Statement of Stockholders Equity for the period ending
            July 31, 2001

      (e)   Notes to Un-audited Financial Statements

                           WHISTLER INVESTMENTS, INC.


                             FINANCIAL STATEMENTS

                               January 31, 2001



AUDITORS' REPORT

BALANCE SHEET

STATEMENT OF LOSS AND DEFICIT

STATEMENT OF CASH FLOWS

STATEMENT OF STOCKHOLDERS' EQUITY

NOTES TO FINANCIAL STATEMENTS

LANCASTER & DAVID                           Incorporated Partners
-----------------                           David E. Lancaster, CA
Chartered Accountants                       Michael J. David, CA

                                            Associates
                                            B.R. (Doc) Street, CA
                                            Frank E. Powell, CA

                            AUDITORS' REPORT
========================================================================


To the Directors of Whistler Investments, Inc.

We have audited the balance sheet of Whistler Investments, Inc. as at January 31, 2001 and the statements of loss and deficit, cash flows and stockholders' equity for the period from incorporation on April 12, 2000 to January 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with United States and Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at January 31, 2001, and the results of its operations and its cash flows for the period from incorporation on April 12, 2000 to January 31, 2001 in accordance with United States generally accepted accounting principles.

                                            /S/ Lancaster & David
                                            CHARTERED ACCOUNTANTS

Vancouver, B.C.
February 15, 2001



            COMMENTS BY INDEPENDENT AUDITORS FOR U.S. READERS
                  ON CANADA - U.S. REPORTING CONFLICT
========================================================================

In the United States, reporting standards for auditors require the expression of an explanatory paragraph when the financial statements are affected by significant uncertainties that raise a substantial doubt on the continuance of the Company as a going concern as described in Note 1 of the financial statements. The opinion in our report dated February 15, 2001 does not contain an explanatory paragraph as such opinion would not be in accordance with Canadian reporting standards for auditors if the significant uncertainties are adequately disclosed in the financial statements.

                                           /S/ Lancaster & David
                                           CHARTERED ACCOUNTANTS

Vancouver, B.C.
February 15, 2001

       Burnaby Office - Suite 3, 7375 Kingsway, Burnaby, BC,
                 Canada, V3N 3B5 Facsimile: (604) 524-9837
   Vancouver Office - Suite 3240, 666 Burrard Street, Vancouver, BC,
                 Canada, V6C 2X8  Facsimile: (604) 602-0867
       Telephone: (604) 717-5526  Email:  admin@lancasteranddavid.ca

                          WHISTLER INVESTMENTS, INC.

                                BALANCE SHEET



                                                                  January 31,
                                                                         2001
===============================================================================
                                    ASSETS

CURRENT
   Cash                                                          $      78,708
   Prepaid expenses                                                      2,533
-------------------------------------------------------------------------------

                                                                        81,241
MINERAL PROPERTY  (Note 3)                                               5,150
-------------------------------------------------------------------------------

                                                                 $      86,391
===============================================================================


                                  LIABILITIES

CURRENT
   Accounts payable and accrued liabilities                      $         364
   Due to related parties (Note 4)                                       4,500
-------------------------------------------------------------------------------

                                                                         4,864
-------------------------------------------------------------------------------

                             STOCKHOLDERS' EQUITY

PREFERRED STOCK, $0.001 par value per share
   Authorized - 5,000,000 shares
   Issued - Nil                                                              -
COMMON STOCK, $0.001 par value per share
   Authorized - 70,000,000 shares
   Issued - 8,450,000 shares                                             8,450
ADDITIONAL PAID IN CAPITAL                                              80,850
DEFICIT                                                                 (7,773)
-------------------------------------------------------------------------------

                                                                        81,527
-------------------------------------------------------------------------------

                                                                 $      86,391
===============================================================================

Approved on behalf of the Board:

"Dewey Jones" signed                         "Stacey Fling" signed
----------------------------------           ----------------------------------
Dewey Jones - Director                       Stacey Fling - Director


         The accompanying notes are an integral part of these financial statements

                          WHISTLER INVESTMENTS, INC.

                        STATEMENT OF LOSS AND DEFICIT
             FROM INCORPORATION ON APRIL 12, 2000 TO JANUARY 31, 2001

===============================================================================

REVENUE
   Interest income                                               $         241
-------------------------------------------------------------------------------

EXPENSES
   General and administrative                                              178
   Professional fees                                                     3,336
   Rent and office                                                       4,500
-------------------------------------------------------------------------------

                                                                         8,014
-------------------------------------------------------------------------------

NET LOSS FOR THE PERIOD                                                 (7,773)

DEFICIT, BEGINNING OF PERIOD                                                 -
-------------------------------------------------------------------------------

DEFICIT, END OF PERIOD                                           $      (7,773)
===============================================================================

BASIC LOSS PER SHARE                                             $      (0.002)

Weighted Average number of shares outstanding                        4,084,211

         The accompanying notes are an integral part of these financial statements

                          WHISTLER INVESTMENTS, INC.

                           STATEMENT OF CASH FLOWS
           FROM INCORPORATION ON APRIL12, 2000 TO JANUARY 31, 2001

===============================================================================

CASH FLOWS PROVIDED BY (USED FOR):

OPERATING ACTIVITIES

   Interest income and other received                            $         605
   Paid to suppliers                                                   (11,197)
-------------------------------------------------------------------------------

                                                                       (10,592)
-------------------------------------------------------------------------------

FINANCING ACTIVITIES

   Common stock issued for cash                                          8,450
   Additional paid in capital                                           80,850
-------------------------------------------------------------------------------

                                                                        89,300
-------------------------------------------------------------------------------

INCREASE IN CASH                                                        78,708

CASH, BEGINNING OF PERIOD                                                    -
-------------------------------------------------------------------------------

CASH, END OF PERIOD                                              $      78,708
===============================================================================

        The accompanying notes are an integral part of these financial statements

                          WHISTLER INVESTMENTS, INC.

                      STATEMENT OF STOCKHOLDERS' EQUITY
           FROM INCORPORATION ON APRIL 12, 2000 TO JANUARY 31, 2001



                              Common Stock     Additional
                         ---------------------- Paid In  Accumulated
                           Shares      Amount   Capital    Deficit     Total
===============================================================================

BALANCE, beginning of
 Period                           -  $      -  $      -  $       -  $        -

Issuance of stock for
Cash                      8,450,000     8,450    80,850          -      89,300

Net loss for the period           -         -         -     (7,773)     (7,773)
-------------------------------------------------------------------------------

BALANCE, as at
 January 31, 2001         8,450,000  $  8,450   $80,850   $ (7,773)  $  81,527
===============================================================================

        The accompanying notes are an integral part of these financial statements

                          WHISTLER INVESTMENTS, INC.

                        NOTES TO FINANCIAL STATEMENTS

                               JANUARY 31, 2001
===============================================================================

NOTE 1 - NATURE OF OPERATIONS

The Company was incorporated in the State of Nevada, USA on April 12, 2000 under the name Whistler Investments, Inc.

The Company's principal business is the exploration of mineral resources. There is no assurance that the Company will successfully acquire businesses or assets that will produce a profit. Moreover, if a potential business or asset is identified which warrants acquisition or participation, additional funds may be required to complete the acquisition or participation and the Company may not be able to obtain such financing on terms which are satisfactory to the Company.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has neither a history of earnings nor has it paid any dividends and it is unlikely to pay dividends or enjoy earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders and other related parties, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. There is no assurance that the Company will successfully acquire businesses or assets that will produce a profit. Moreover, if a potential business or asset is identified which warrants acquisition or participation, additional funds may be required to complete the acquisition or participation and the Company may not be able to obtain such financing on terms which are satisfactory to the Company. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.


NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Cash and cash equivalents
Cash equivalents consist of highly liquid investments, which are readily convertible into cash with maturities of three months or less when
acquired.   As at January 31, 2001 there were no cash equivalents.

Mineral Properties
The Company capitalizes the acquisition cost of mineral properties. Exploration costs, such as prospecting and geophysical analysis, are expensed as incurred, and pre-production development costs are generally capitalized on an individual property basis. These costs, which do not necessarily reflect present values, will be amortized over the estimated productive lives of the properties following the commencement of commercial production using the unit of production method. If a property is subsequently abandoned, sold or determined not to be economic, all related costs are written down. It is reasonably possible that economically recoverable reserves may not be discovered and accordingly a material portion of the carrying value of mineral properties and related deferred exploration costs could be written off. Properties acquired under option agreements whereby payments are made at the sole discretion of the Company are recorded in the accounts at such time as the payments are made. Although the Company has taken steps to verify title to mineral properties in which it has an interest, according to the usual industry standards for the stage of exploration of such properties, these procedures do not guarantee the Company's title. Such properties may be subject to prior agreements or transfers and title may be affected by undetected title defects.

Foreign Currency Translation
The financial statements are presented in United States dollars. Foreign denominated monetary assets and liabilities are translated to their American dollar equivalents using foreign exchange rates in effect at the balance sheet date. Non-monetary items are translated at historical exchange rates, except for items carried at market value, which are translated at the rate of exchange in effect at the balance sheet date. Revenues and expenses are translated at average rates of exchange during the period. Exchange gains or losses arising on foreign currency translation are included in the determination of operating results for the period.

Loss per Share
The loss per share figure has been calculated using the weighted average number of shares outstanding during the period. Fully diluted loss per common share has not been presented, as there were no convertible or dilutive securities outstanding at period end.

WHISTLER INVESTMENTS, INC.                                              Page 2
NOTES TO FINANCIAL STATEMENTS
JANUARY 31, 2001
===============================================================================

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES  (Continued)

Estimates and Assumptions
The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Financial Instruments
The fair value of the Company's current assets and current liabilities were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments.


NOTE 3 - MINERAL PROPERTY

By an agreement dated September 19, 2000, the Company acquired a 100% interest, subject to a 2% net smelter royalty, in the Queen mineral property in consideration for the payment of $5,150. This property consists of 20 mineral claim units located in the Nanaimo Mining Division, British Columbia, Canada.


NOTE 4 - RELATED PARTY TRANSACTIONS

By an agreement dated May 1, 2000, the Company agreed to pay $500 per month in consideration of office rent to the president and director of the Company. No compensation has been recognized for services provided by the directors or officers during the period as the amounts are immaterial in the aggregate.

                          WHISTLER INVESTMENTS, INC.



                             FINANCIAL STATEMENTS



                      (Unaudited Prepared by Management)
                           (Stated in U.S. Dollars)

                          WHISTLER INVESTMENTS, INC.
                               BALANCE SHEET
                                (Unaudited)
                          (Stated in U.S. Dollars)

                                        JULY 31, 2001         JANUARY 31, 2001
===============================================================================
                                           Unaudited)                (Audited)

                                   ASSETS

CURRENT
  Cash                                 $      69,870             $      78,708
  Prepaid expenses                             2,533                     2,533
-------------------------------------------------------------------------------
                                              72,403                    81,241
MINERAL PROPERTY  (Note 3)                     5,150                     5,150
-------------------------------------------------------------------------------
                                       $      77,553             $      86,391
===============================================================================


                                 LIABILITIES


CURRENT
  Accounts payable and
    accrued liabilities                $         364             $         364
  Due to related parties (Note 4)              7,500                     4,500
-------------------------------------------------------------------------------
                                               7,864                     4,864
-------------------------------------------------------------------------------

                            STOCKHOLDERS' EQUITY

PREFERRED STOCK, $0.001 par
 value per share
  Authorized - 5,000,000 shares
  Issued - Nil                                     -

COMMON STOCK, $0.001 par value per share
  Authorized - 70,000,000 shares
  Issued - 8,450,000 shares                    8,450                     8,450
ADDITIONAL PAID IN CAPITAL                    80,850                    80,850
DEFICIT                                      (19,611)                   (7,773)
-------------------------------------------------------------------------------
                                              69,689                    81,527
-------------------------------------------------------------------------------
                                       $      77,553             $      86,391
===============================================================================

Approved on behalf of the Board:



/s/ Dewey Jones                                /s/ Stacey Fling
-----------------------------------            --------------------------------
Dewey Jones - Director                         Stacey Fling - Director

                          WHISTLER INVESTMENTS, INC.

                        STATEMENT OF LOSS AND DEFICIT
                     (Unaudited - Prepared by Management)
                           (Stated in U.S. Dollars)



                                                                          From
                                                                 Incorporation
                                                For Six            on April 12,
                                                Months Ended           2000 To
                                                July 31, 2001 January 31, 2001
===============================================================================

REVENUE
  Interest income                               $         761  $           241
-------------------------------------------------------------------------------
EXPENSES
  General and Administrative                              599              178
  Professional Fees                                     9,000            3,336
  Rent and Office                                       3,000            4,500
-------------------------------------------------------------------------------
                                                       12,599            8,014
-------------------------------------------------------------------------------

NET LOSS FOR THE PERIOD                               (11,838)          (7,773)

DEFICIT, BEGINNING OF PERIOD                           (7,773)               -
-------------------------------------------------------------------------------
DEFICIT, END OF PERIOD                          $     (19,611) $        (7,773)
===============================================================================

                          WHISTLER INVESTMENTS, INC.

                           STATEMENT OF CASH FLOWS
                      (Unaudited - Prepared by Management)
                           (Stated in U.S. Dollars)



                                                                          From
                                                                 Incorporation
                                                For Six            on April 12,
                                                Months Ended           2000 To
                                                July 31, 2001 January 31, 2001
===============================================================================
CASH FLOWS PROVIDED BY (USED FOR):

OPERATING ACTIVITIES
  Interest income and other received            $         761   $          605
  Paid to suppliers                                    (9,599)         (11,197)
-------------------------------------------------------------------------------
                                                       (8,838)         (10,592)
-------------------------------------------------------------------------------

FINANCING ACTIVITIES
  Common stock issued for cash                              -            8,450
  Additional paid in capital                                -           80,850
-------------------------------------------------------------------------------
                                                            -           89,300
-------------------------------------------------------------------------------

INCREASE IN CASH                                       (8,838)          78,708

CASH, BEGINNING OF PERIOD                              78,708                -
-------------------------------------------------------------------------------
CASH, END OF PERIOD                             $      69,870   $       78,708
===============================================================================

                          WHISTLER INVESTMENTS, INC.

                      STATEMENT OF STOCKHOLDERS' EQUITY
                     (Unaudited - Prepared by Management)
                           (Stated in U.S. Dollars)




                              Common Stock     Additional
                         ---------------------- Paid In  Accumulated
                           Shares      Amount   Capital    Deficit     Total
===============================================================================
BALANCE,
  beginning of period             -  $        - $       - $        - $       -

Issuance of stock
  for cash                8,450,000       8,450    80,850          -    89,300

Net loss for the period           -           -         -     (7,773)   (7,773)
-------------------------------------------------------------------------------
BALANCE, as at
  January 31, 2001        8,450,000  $    8,450 $  80,850   ($ 7,773)$  81,527

Issuance of stock
  for cash                        -           -         -          -         -

Net loss for the period           -           -         -    (11,838)  (11,838)
-------------------------------------------------------------------------------

BALANCE, as at
  July 31, 2001           8,450,000  $    8,450 $  80,850   ($19,611)$  69,689
===============================================================================

                       WHISTLER INVESTMENTS, INC.

                      NOTES TO FINANCIAL STATEMENTS
                              JULY 31, 2001
                  (Unaudited - Prepared by Management)
===============================================================================


NOTE 1 - NATURE OF OPERATIONS

The Company was incorporated in the State of Nevada, USA on April 11, 2000 under the name Whistler Investments, Inc.

The Company's principal business is the exploration of mineral resources. There is no assurance that the Company will successfully acquire businesses or assets that will produce a profit. Moreover, if a potential business or asset is identified which warrants acquisition or participation, additional funds may be required to complete the acquisition or participation and the Company may not be able to obtain such financing on terms which are satisfactory to the Company.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has neither a history of earnings nor has it paid any dividends and it is unlikely to pay dividends or enjoy earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders and other related parties, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. There is no assurance that the Company will successfully acquire businesses or assets that will produce a profit. Moreover, if a potential business or asset is identified which warrants acquisition or participation, additional funds may be required to complete the acquisition or participation and the Company may not be able to obtain such financing on terms which are satisfactory to the Company. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Cash and cash equivalents
Cash equivalents consist of highly liquid investments, which are readily convertible into cash with maturities of six months or less when
acquired.   As at July 31, 2001 there were no cash equivalents.

Mineral Properties
The Company capitalizes the acquisition cost of mineral properties. Exploration costs, such as prospecting and geophysical analysis, are expensed as incurred, and pre-production development costs are generally capitalized on an individual property basis. These costs, which do not necessarily reflect present values, will be amortized over the estimated productive lives of the properties following the commencement of commercial production using the unit of production method. If a property is subsequently abandoned, sold or determined not to be economic, all related costs are written down. It is reasonably possible that economically recoverable reserves may not be discovered and accordingly a material portion of the carrying value of mineral properties and related deferred exploration costs could be written off. Properties acquired under option agreements whereby payments are made at the sole discretion of the Company are recorded in the accounts at such time as the payments are made. Although the Company has taken steps to verify title to mineral properties in which it has an interest, according to the usual industry standards for the stage of exploration of such properties, these procedures do not guarantee the Company's title. Such properties may be subject to prior agreements or transfers and title may be affected by undetected title defects.

Foreign Currency Translation
The financial statements are presented in United States dollars.
Foreign denominated monetary assets and liabilities are translated to their American dollar equivalents using foreign exchange rates in effect at the balance sheet date. Non-monetary items are translated at historical exchange rates, except for items carried at market value, which are translated at the rate of exchange in effect at the balance sheet date. Revenues and expenses are translated at average rates of exchange during the period. Exchange gains or losses arising on foreign currency translation are included in the determination of operating results for the period.

Loss per Share
The loss per share figures have not been calculated as they are not considered meaningful at this stage of the Company's operations.

Estimates and Assumptions
The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Financial Instruments
The fair value of the Company's current assets and current liabilities were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments.

NOTE 3 - MINERAL PROPERTY

By an agreement dated September 19, 2000, the Company acquired a 100% interest, subject to a 2% net smelter royalty, in the Queen mineral property in consideration for the payment of $5,150. This property consists of 20 mineral claim units located in the Nanaimo Mining Division, British Columbia, Canada.

NOTE 4 - RELATED PARTY TRANSACTIONS

By an agreement dated May 1, 2000, the Company agreed to pay $500 per month in consideration of office rent to the president and director of the Company. No compensation has been recognized for services provided by the directors or officers during the period as the amounts are immaterial in the aggregate.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We  have  had  no  changes  in  or  disagreements  with  our  accountants.

                              AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act with the Securities and Exchange Commission with respect to the shares of our common stock offered by this prospectus. This prospectus was filed as a part of that registration statement but does not contain all of the information contained in the registration statement and exhibits. Reference is thus made to the omitted information. Statements made in this prospectus are summaries of the material terms of contracts, agreements and documents and are not necessarily complete; however, all information we considered material has been disclosed. Reference is made to each exhibit for a more complete description of the matters involved and these statements are qualified in their entirety by the reference. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Securities and Exchange Commission's principle office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Securities and Exchange Commission also maintains a web site (http://www.sec.gov) that contains this filed registration statement, reports,
       ------------
proxy statements and information regarding us that we have filed electronically with the Commission. For more information pertaining to our company and the common stock offered in this prospectus, reference is made to the registration statement.

Until ______, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM  24.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

Our  officers  and  directors  are indemnified as provided by the Nevada Revised
Statutes  and  our  bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
(2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
(3) a transaction from which the director derived an improper personal profit; and
     (4)     willful  misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)     such  indemnification  is  expressly  required  to  be  made  by  law;
(2)     the  proceeding  was  authorized  by  our  Board  of  Directors;
(3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or
(4)     such  indemnification  is  required  to  be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, before the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

ITEM  25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee        $      61.62
Federal Taxes                                              $        NIL
State Taxes and Fees                                       $        NIL
Transfer Agent Fees                                        $   2,500.00
Accounting fees and expenses                               $   3,500.00
Legal fees and expenses                                    $  20,000.00
Blue Sky fees and expenses                                 $        NIL
Miscellaneous                                              $        NIL
                                                          -------------
Total                                                      $  26,061.62
                                                          =============
-------------------------------------------------------------------------
All  amounts  are  estimates  other  than  the  Commission's  registration  fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM  26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES

We completed an offering of 6,800,000 common shares to a total of seven (7) purchasers at a price of $0.001 per share pursuant to Rule 504 of Regulation D of the Securities Act on September 5, 2000. The total amount received from this offering was $6,800. 3,800,000 of the 6,800,000 common shares issued were sold to Mr. Dewey Jones, our president, chief executive officer and a director. Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificates issued in accordance with Regulation D. All purchasers were given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

We completed an offering of 500,000 shares of our common stock at a price of $0.05 per share to a total of ten purchasers on September 13, 2000. The total amount received from this offering was $25,000. We completed the offering pursuant to Regulation S of the Securities Act. The following is a legal and factual analysis regarding our compliance with Regulation S for this offering:

The availability of Regulation S is dependent upon the satisfaction of a series of requirements:

(1)     Rule:  All  offers  and  sales  must  be  made in offshore transactions.
        ----
Compliance:  All  offers  and  sales  were  made to non-U.S. residents.  All ten
----------
purchasers  under  this  offering  are  residents  of  British Columbia, Canada.
----

(2)     Rule:  No  directed  selling efforts can be made in the United States by
        ----
the us, a distributor, their affiliates, or any person acting on behalf of any of the foregoing.
     Compliance:  No  directed  selling  efforts were made in the United States.
     ----------

(3)     Rule:     The  issuer  must satisfy the conditions of Category 1, 2 or 3
        ----
of  Rule  903,  Regulation  S.
Compliance:     We  have  complied  with the conditions of Category 3 of 903(b):
----------
(a)     Rule:  Offering  restrictions  must  be  implemented.
---     ----
Compliance:  We implemented offering restrictions in the Subscription Agreements
----------
with  investors  and  a  Regulation  S  Investment  Agreement;
(b)     Rule:  All  offers  or  sales made prior to the expiration of a one-year
---     ----
distribution compliance period (i.e., September 13, 2001) may not have been made
---
to  a  U.S.  person  or  for  the  account  or  benefit  of  a  U.S.  person.
     Compliance:  The  purchasers  in  this offering are all non-U.S. residents.
     ----------
None of these purchasers have offered or sold their shares to date. Their shares are being registered as part of this form SB-2 registration statement;
(c)     Rule:  Offers  or  sales  made  prior  to  the  expiration of a one-year
---     ----
distribution  compliance  period  must  have been made pursuant to the following
---
four  conditions:
---
i.     Rule:  The  purchaser  of  the securities certified that it is not a U.S.
       ----
person and is not acquiring the securities for the account or benefit of any U.S. person or is a U.S. person who purchased securities in a transaction that did not require registration under the Act.
Compliance:  Each  purchaser  in  the  offering  so  agreed  in the Regulation S
----------
Investment  Agreement.
------
ii.     Rule:  The  purchaser of the securities agreed to resell such securities
---     ----
only in accordance with the provisions of Regulation S, pursuant to a registration statement under the Securities Act of 1933, as amended (the "Act"), or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act.
Compliance:  Each  purchaser  in  the  offering  so  agreed  in the Regulation S
----------
Investment  Agreement.
-------
Rule:  The issuer's securities contained a legend to the effect that transfer is
----
prohibited except in accordance with the provisions of Regulation S, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act.

Compliance:  A  restricted  legend  was  affixed  to  share  certificate  nos.
----------
1008-1017,  inclusive,  representing  all  shares purchased in the offering made
---------
under  Regulation  S:
---

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED AND MAY NOT BE SOLD, PLEDGED, HYPOTECATED, OR OTHERWISE TRANFERRED IN THE UNITED STATES BY A U.S. PERSON UNLESS THE SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT OF 1933 OR EXEMPTION FROM SUCH REGISTRATION UNDER THE ACT IS APPLICABLE OR AS OTHERWISE PROVIDED IN REGULATION S PROMULGATED UNDER SUCH ACT. NO OFFERS OR SALES OR TRANSFER (INCLUDING INTERESTS THEREIN) MAY BE MADE OF ANY OF THE SECURITIES IN THE UNITED STATES OR TO A U.S. PERSON OR FOR THE ACCOUNT AND BENEFIT OF A U.S. PERSON, EXCEPT AS PERMITTED BY REGULATION S."

iii.     Rule:  The issuer is required, either by contract or a provision in its
----     ----
bylaws, articles or charter or comparable documents, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if the securities are in bearer form or foreign law prevents the issuer of the securities from refusing to register securities transfers, other reasonable procedures (such as the Regulation S legend described above) are implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.
Compliance:  Whistler  Investments,  Inc.  and the subscriber both agreed in the
----------
Regulation  S  Investment  Agreement  that  the  we  will refuse to register any
--
transfer  of  these  Regulation  S  shares  not  made  in  accordance  with  the
--
above-stated  rule.
--

(d)     Rule: Each distributor selling securities to a distributor, a dealer, or
---     ----
a person receiving a selling commission, fee or other remuneration, prior to the expiration of a 40-day distribution compliance period in the case of debt securities, or a one-year distribution compliance period in the case of equity securities, sends a confirmation or other notice to the purchaser stating that the purchaser is subject to the same restrictions on offers and sales that apply to a distributor.
Compliance:  Not  applicable  to  facts  of  offering.
----------

Each purchaser represented to us that he was a non-U.S. person as defined in Regulation S and was not acquiring the securities for the account or benefit of any U.S. person. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution and to sell their shares only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.


We completed an offering of 1,150,000 shares of our common stock at a price of $0.05 per share to a total of 23 purchasers on January 30, 2001 pursuant to Rule 504 of Regulation D of the Securities Act. The total amount received from this offering was $57,500. Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificates issued in accordance with Regulation D. All purchasers were given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. The selling shareholders named in this prospectus include all of the purchasers who purchased shares pursuant to this Regulation D offering.


ITEM  27.  EXHIBITS

EXHIBIT
NUMBER               DESCRIPTION
------------         -------------
3.1                  Articles of Incorporation (1)
3.2                  By-Laws (1)
4.1                  Share Certificate (1)
5.1                  Opinion of Cane & Company, LLC, with consent to use(1)
10.1                 Mineral Claim (1)
10.2                 Mineral Property Staking and Sales Agreement (1)
10.3                 Office Services Agreement (1)
23.1                 Consent of Independent Auditors
23.2                 Consent of Geologist to use of name (1)

(1) Previously filed as an Exhibit to Whistler Investments, Inc.
Form SB-2 on May 29, 2001.

ITEM  28.  UNDERTAKINGS

The  undersigned  registrant  hereby  undertakes:

(A) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(1) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(2) reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(3) include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

(B) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. If a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                            Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Las Vegas, State of Nevada on November 21, 2001.

                                    Whistler Investments, Inc.


                                    By: /s/ Dewey Jones
                                    -------------------------
                                    Dewey Jones, President


                       Power Of Attorney

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Dewey Jones, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature           Capacity In Which Signed         Date
---------           -------------------------        -----

                    President and
/s/ Dewey Jones     Chief Executive                  November 21, 2001
----------------     Officer and Director
Dewey Jones

                    Secretary, Treasurer             November 21, 2001
/s/ Stacey Fling    Chief Financial Officer
-----------------   and Director
Stacey Fling

/s/ Gregory Navone
-----------------      Director                      November 21, 2001
Gregory Navone